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                                                                   Exhibit 99.17

                   WE NEED YOUR VOTE BEFORE NOVEMBER 18, 2005

PLEASE, your vote is important and, as a shareholder, you are asked to be at the Special Meeting either in person or by proxy. If you are unable to attend the Special Meeting in person, WE URGE YOU TO COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. Your prompt return of the Proxy will help assure a quorum at the Special Meeting and avoid additional expenses associated with further solicitation. Sending in your Proxy will not prevent you from personally voting your shares at the Special Meeting and you may revoke your Proxy by advising the Secretary of The Professionally Managed Portfolios in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.

                             THANK YOU FOR YOUR TIME

          - Please fold and detach card at perforation before mailing -

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

OF PROFESSIONALLY MANAGED PORTFOLIOS FOR A SPECIAL MEETING OF SHAREHOLDERS OF THE NICHOLAS-APPLEGATE INTERNATIONAL ALL-CAP GROWTH FUND.


The undersigned hereby constitutes and appoints Chad E. Fickett and Robert M. Slotky as proxies, each with power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held as The Professionally Managed Portfolios, 615 East Michigan Street on November 18, 2005 at 10:00 a.m., Eastern time, and any adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting and Combined Proxy Statement and Prospectus dated October 18, 2005, receipt of which is hereby acknowledged.


                             DATE:
                               ----------------------------
                             NOTE: Please sign exactly as your
                             name(s) appear(s) on this Proxy. If
                             joint owners, EITHER may sign this
                             Proxy. When signing as attorney,
                             executor, administrator, trustee,
                             guardian or corporate officer, please
                             give your full title as such. If a
                             corporation, please sign in full
                             corporate name by President or other
                             authorized officer. If a partnership,
                             please sign in partnership name by
                             authorized person.
                             ----------------------------



                             ----------------------------
                             Signature(s) (Title(s), if applicable)

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                   WE NEED YOUR VOTE BEFORE NOVEMBER 18, 2005


     - Please fold and detach card at perforation before mailing -


THIS PROXY WILL VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Please indicate by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil. / /

                                                                 FOR    AGAINST    ABSTAIN
     To approve or disapprove an Agreement                       / /      / /        / /
     and Plan of Reorganization and the transactions
     contemplated thereby.

               TO BE COMPLETED AND SIGNED ON REVERSE SIDE OF CARD